EX‑35.2

(logo) LNR

Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The  undersigned, Job Warshaw, being the President of LNR Partners, LLC (the  "Special Servicer"), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.            A review of the activities performed by the Special Servicer during the period commencing on January 1, 2014 and ending on December 31, 2014 (or any other shorter period set forth on Schedule I hereto) (the  "ReportingPeriod"), and of the Special Servicer's performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.            To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of  its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,

a Florida limited liability company

By: /s/ Job Warshaw

       Job Warshaw

       President

Dated:   February 23, 2015

1601 Washington Avenue ● Suite 700 ● Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 ● Fax: (305) 695-5601

Schedule I

GSMS  2014-GC24

GS Mortgage Securities Corporation  II, Commercial Mortgage Pass-Through Certificates, Series 2014- GC24

GS Mortgage Securities Corporation II

200 West Street

New York NY 10282

Joe  Osborne

GS Mortgage Securities Corporation II

200 West Street

New York NY 1 0282

Leah  Nivison

GS Mortgage Securities Corporation II

200 West  Street

New York NY 10282

Peter  Morreale

Kroll Bond Rating  Agency,  Inc. ,

845 Third Avnue,  4th Floor

Attention:  CMBS  Surveillance

New York NY  10022

General  Contact

Moody's  Investors Service,  Inc.

7 World Trade  Center

250 Greenwich Street

Attn: Commercial Mortgage Surveillace Group

New York NY 10007

General  Contact

Morningstar Credit Ratings, LLC

410 Horsham Road, Suite A.

Attention: CMBS Surveillance

Horsham PA 19044

General Contact

Situs Holdings,  LLC

4665 Southwest Freeway

Houston  TX 77027

Pete  Larsen

Situs Holdings, LLC

Kilpatrick  Townsend & Stockton LLP

1100 Peachtree Street  NE, Suite 2800

Atlanta GA 30309-4528

Rex R. Veal

Situs Holdings, LLC

2 Embarcadero, Suite 1300

San Francisco CA 94111

Stacey  Ciarlanti

Wells Fargo Bank, N.A.

1055 10th Ave SE

MAC N9401-011

Minneapolis MN 55414

Anthony (Tony)  Capaul

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

AITN: GSMS 2014-GC24

Columbia MD 21045 1951

Corporate Trust (CMBS)

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia MD 21045

Group  Notices